Exhibit 4.25

CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT WAS OMITTED BY MEANS OF MARKING SUCH INFORMATION WITH BRACKETS (“[***]”) BECAUSE THE IDENTIFIED CONFIDENTIAL INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

SECOND AMENDMENT
TO THE

LIMITED LIABILITY COMPANY AGREEMENT

This Second Amendment (this “Second Amendment”), effective this 15th day of August, 2024 (the “Second Amendment Effective Date”), to the Limited Liability Company Agreement entered into by and among Board (on behalf of MD Anderson), Company and Radiopharm USA, dated September 9, 2022 (as amended by the Parties on October 31, 2022, the “Original Agreement”), is entered into by and among The Board of Regents of The University of Texas System (“Board”), an agency of the State of Texas, on behalf of The University of Texas M. D. Anderson Cancer Center (“MD Anderson”), Radiopharm Ventures, LLC (“Company”) and Radiopharm Theranostics (USA), Inc. (“Radiopharm USA”). Board (on behalf of MD Anderson), Company and Radiopharm USA may hereinafter be referred to collectively as the “Parties” or individually as a “Party.”

All capitalized terms used in this Second Amendment, but not otherwise defined herein, will have the respective meanings set forth in the Original Agreement.

WHEREAS, the Parties entered into the Original Agreement to set forth the governance of Company on the terms and subject to the conditions set forth in the Original Agreement;

WHEREAS, the Parties now wish to amend the Original Agreement to (i) modify certain capital contribution obligations and (ii) establish an arrangement that could change Radiopharm USA’s and Board’s respective ownership percentages of Company.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the Agreement is hereby amended as follows:

1.	Section 2.01 of the Original Agreement is hereby amended and restated in its entirety as set forth below:

“Classification

The membership interest in the Company is divided into [***] units (the “Units”), all of which shall be of a single class.”

2.	Section 2.02 of the Original Agreement is hereby amended and restated in its entirety as set forth below:

“Initial Members

(a)	Prior to the Effective Date, Radiopharm USA joined the Company as a Member and received the number of Units, in consideration of the initial Capital Contribution, each as set forth opposite its name on Schedule B to this Agreement; as of the Second Amendment Effective Date, Radiopharm USA has made its initial Capital Contribution of [***]

(b)	As of the Second Amendment Effective Date, Radiopharm USA intends to make an additional Capital Contribution of [***] (the “Additional Capital Contribution”) and, in consideration for such Additional Capital Contribution, has received the number of additional Units set forth opposite its name on Schedule B to this Agreement (the “Additional Units”); provided, however, that, in the event that the Company sells any Units, or issues any security convertible into Units, to a Person that is not Radiopharm USA or MD Anderson prior to the Company’s receipt of the entire Additional Capital Contribution from Radiopharm USA, then:

(i)	Radiopharm USA shall fund the entire remaining Additional Capital Contribution prior to or simultaneously with such sale or issuance; or

(ii)	the Additional Units shall be redeemed by the Company from Radiopharm USA proportionally by the percentage equal to a fraction, the numerator of which is the amount of the remaining, unfunded Additional Capital Contribution and the denominator of which is [***]; the Company shall pay to Radiopharm USA One Dollar ($1.00) in consideration of such redemption.

(c)	As of the Effective Date, MD Anderson has joined the Company as a Member by making the initial Capital Contribution and receiving the number of Units set forth opposite its name on Schedule B to this Agreement.”

3.	Section 2.04(b)(xv) of the Original Agreement is hereby amended by deleting [***] and substituting [***] in its place.

4.	Schedule B of the Original Agreement is hereby amended and restated in its entirety as set forth below:

Members and Membership Interests
effective as of August 15, 2024

Member	Contact Information	Capital Contribution	Membership Interest:
Radiopharm Theranostics (USA), Inc.	118 N. Peters Road, #251 Knoxville, TN 37923 email:	[***] (Initial Capital Contribution)	510 Units
With a copy to:
Morehous Legal Group, PLL Attention: David L. Morehous 308 N. Peters Road, Suite 201 Knoxville, TN 37922 email:
		Up to [***] (Additional Capital Contribution)	960 Units (Additional Units)
The University of Texas M.D. Anderson Cancer Center	If by mail: Strategic Industry Ventures / Office of Technology Commercialization	Execution of the Technology Commercialization Agreement	490 Units
If by courier: Strategic Industry Ventures / Office of Technology Commercialization Contact phone number for use by courier:

5.	The Parties agree that all of the original terms of the Original Agreement not expressly modified by this Second Amendment will remain in full force and effect. Each of this Second Amendment and the Original Agreement shall be deemed Confidential Information.

6.	This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.	Section 16.08 of the Original Agreement is hereby incorporated by reference, mutatis mutandis, into this Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, Board (on behalf of MD Anderson), Company and Radiopharm USA have executed this Second Amendment as of the Second Amendment Effective Date.

Company:

Radiopharm Ventures, LLC a
Delaware limited liability company

By:	/s/ Riccardo Canevari
Name:	Riccardo Canevari
Title:	CEO

Members:

Radiopharm USA:

Radiopharm Theranostics (USA),
INC., a Nevada corporation

By:	/s/ Riccardo Canevari
Name:	Riccardo Canevari
Title:	CEO

MD Anderson:

The Board of Regents of The University of Texas System, on behalf of The University of Texas M.D. Anderson Cancer Center

By:	/s/ Omer F. Sultan
Name:	Omer F. Sultan
Title:	Sr. Vice President and Chief Financial Officer

READ AND APPROVED:

By:	/s/ Ferran Prat
Name:	Ferran Prat, Ph.D., J.D.
Title:	Senior Vice President, Research Administration and Industry Relations

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